Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Summit Midstream Corporation of our report dated April 8, 2024, relating to the consolidated financial statements of Tall Oak Midstream Operating, LLC and subsidiaries, which appears in Summit Midstream Corporation’s Current Report on Form 8-K/A filed on December 4, 2024.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Weaver and Tidwell, L.L.P

Oklahoma City, Oklahoma

March 24, 2025